UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

VENTYX BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Investor / Analyst Q&A

Background / Rationale

1.	Why this transaction? Why now?

•	This transaction follows a review by our Board to determine the most value-creating path for Ventyx.

•	Combining with Eli Lilly delivers a significant and certain cash value to our shareholders at a compelling premium – and our Board unanimously determined this transaction was in their best interests.

•

Further, as we look to advance our compounds into the next stage of development, we are excited to join a company that shares our mission and has the industry-leading resources, capabilities and infrastructure to help us accelerate our work.

2.	How did this transaction come together? Who approached whom? How long have you been in discussions?

•	The Ventyx Board is always evaluating potential opportunities to create value.

•	We’ve long respected Lilly as a leader in our industry, and are confident that this transaction is in the best interest of Ventyx and our shareholders.

•	Additional details regarding this process will be available in our SEC filings.

3.	How does the premium compare to other similar transactions in the industry?

•	We are pleased to have reached agreement on this transaction, which delivers significant and certain value to shareholders.

•	The purchase price represents a premium of approximately 62% to the 30-day VWAP of Ventyx’s common stock ended on January 5, 2026.

4.	Did you consider any other transactions? Did Sanofi pass on the opportunity? Was Eli Lilly the highest bidder? Did you try to negotiate a higher price?

•	The Ventyx Board considered a number of options to create value and unanimously determined the transaction with Lilly is in the best interest of the Company and our shareholders.

•	This combination provides shareholders with significant and certain cash value, at a compelling premium of approximately 62% to the 30-day VWAP of Ventyx’s common stock ended on January 5, 2026.

•	Additional details regarding this process will be available in our SEC filings.

5.	Did you consider a deal with a stock component?

•	The Ventyx Board considered a number of options to create value and unanimously determined this transaction with Lilly is in the best interest of the Company and our shareholders.

•	This combination provides shareholders with significant and certain cash value, at a compelling premium of approximately 62% to the 30-day VWAP of Ventyx’s common stock ended on January 5, 2026.

6.	Why not continue as a standalone company? Isn’t there a lot of potential with VTX3232?

•	Our Board is focused on pursuing the most value-creating path for Ventyx.

•	In line with this commitment, the Board considered a number of factors in its determination that combining with Lilly was in the best interests of shareholders.

•	These included the current stage of the business and the opportunities available to us to advance our pipeline.

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Ultimately, we are confident combining with Lilly is the best path forward as the transaction delivers significant and certain cash value to our shareholders, while providing important access to Lilly’s industry-leading resources, capabilities and infrastructure to further our work underway for patients.

7.	Was Ventyx’s Board unanimous in approving this deal?

•	The vote of board members present was unanimous.

•	One director was unable to participate as he was on an airplane.

8.	Does this sale signal a loss of confidence in your strategy or pipeline?

•	No.

•	In fact, by partnering with Lilly, Ventyx’s programs will be met with the resources necessary to perform larger, more long-term studies on our compounds – the next step in their development.

Terms / Financials

9.	What are the terms of the agreement?

•	Lilly will acquire all of the outstanding shares of Ventyx for $14.00 per share of common stock in an all-cash transaction (equal to an aggregate equity value of approximately $1.2 billion).

•	The purchase price represents a premium of approximately 62% to the 30-day VWAP of Ventyx’s common stock ended on January 5, 2026.

10.	Is there a go-shop provision?

•	No.

11.	Is there a break-up fee? If so, how much?

•	Yes. The break-up fee is customary for a transaction of this nature.

•	Additional details will be available in our SEC filings.

12.	What happens if another party comes in with a higher bid? Would Lilly increase its offer?

•	We’re not going to comment on hypotheticals.

•	What I can say is that we’re focused on the transaction with Lilly and are confident that it is in the best interest of Ventyx and our shareholders.

•	IF PRESSED: We are well advised, and the Board is aware of its fiduciary duties.

13.	Did the Board get a fairness opinion?

•	Yes, we received a fairness opinion from Jefferies LLC and Moelis & Company LLC.

Path to Close

14.	What approvals are required to complete the transaction, and what is the expected timeline for obtaining them?

•	The transaction is expected to close in the first half of 2026, subject to satisfaction of customary closing conditions, including regulatory approvals and approval by Ventyx stockholders.

•	The transaction is not subject to any financing condition.

15.	Are there any anticipated challenges in securing shareholder approval for the transaction?

•	We’re not going to comment on hypotheticals, but we will say that we anticipate a smooth process in securing shareholder approval for the merger.

•	We are confident that shareholders will be pleased with the significant and certain cash value this transaction delivers.

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In addition, entities affiliated with New Science Ventures and all directors and officers of Ventyx have signed voting and support agreements whereby they agree to vote to approve the transaction. The shares subject to the agreements represent a total of approximately 10% of Ventyx’s outstanding common stock.

16.	Have you hired a proxy solicitor?

•	The transaction was just announced, however I will say that we have relationships with a range of advisors.

17.	Do you expect any regulatory hurdles?

•	We are well advised and do not anticipate any challenges that we cannot address.

18.	What has the feedback from other shareholders been?

•	We speak with our shareholders regularly, however, as a matter of practice we do not comment on the specifics of those conversations.

•	We are confident that shareholders will be pleased with the significant and certain cash value this transaction delivers.

Additional Information and Where to Find It

Ventyx Biosciences, Inc. (the “Company”) plans to file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the agreement and plan of merger (the “Merger Agreement”) relating to the proposed acquisition of the Company by Eli Lilly and Company (the “Merger”). Promptly after filing the definitive Proxy Statement with the SEC, the Company will mail the definitive Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY

AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger will also be available, free of charge, at the Company’s investor relations website (https://ir.ventyxbio.com), or by writing to Ventyx Biosciences, Inc., Attention: Investor Relations, 12790 El Camino Real, Suite 200, San Diego, CA 92130.

Participants in the Solicitation

Under SEC rules, the Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the definitive proxy statement for the Company’s 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”), which was filed with the SEC on April 23, 2025, including the sections captioned “Director Compensation,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management,” or its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025, and in other documents filed by the Company with the SEC. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2025 Proxy Statement, such changes have been reflected on Forms 3 or Forms 4 filed with the SEC by the Company’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the Merger when they become available.

Cautionary Note Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding: the Merger; the prospective benefits of the Merger; the anticipated occurrence, manner and timing of the closing of the Merger; and expectations following the closing of the Merger. All statements, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that the Company’s stockholders may not approve the adoption of the Merger Agreement; the Company’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Merger; a condition to closing of the Merger may not be satisfied (or waived); the ability of each party to consummate the Merger; the closing of the Merger might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Merger; the effect of the Merger and the public announcement of the Merger on the Company’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; the successful integration of the Company and execution on the continued development of the Company’s programs following the closing of the Merger; the outcome of any legal proceedings that could be instituted against the parties to the Merger; the risks inherent in drug research, development and commercialization; disruption in the Company’s plans and operations attributable to the Merger; changes in the Company’s business during the period between announcement and closing of the Merger; the effects of the Merger (or the announcement thereof) on the Company’s stock price; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2025, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the SEC and in other filings that the Company makes with the SEC in the future. There can be no assurance that the Merger will in fact be consummated. All forward-looking statements in this communication are based on information available to the Company as of the date of this communication and should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication. The Company expressly disclaims any obligation to publicly update or revise the forward-looking statements, except as required by law.